Exhibit 5.1

LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION
SUITE 2300
150 SOUTH FIFTH STREET
MINNEAPOLIS MN 55402

(612) 335-1500

April 5, 2004	Stephen M. Quinlivan (612) 335-7076 steve.quinlivan@leonard.com

LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, SD 57107-7002

Gentlemen:

We have acted as attorneys for LodgeNet Entertainment Corporation (the “Corporation”) in connection with the preparation of a registration statement on Form S-3 (as amended from time-to-time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the offering by the Corporation of debt securities (“Debt Securities”), Preferred Stock, $.01 par value per share (“Preferred Stock”), common stock, $.01 par value per share (“Common Stock”), depositary shares representing Preferred Stock (“Depositary Shares”), evidenced by depositary receipts (the “Receipts”), warrants (“Warrants”), and units consisting of one or more Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants (“Units”) (the Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Receipts, Warrants and Units being collectively referred to herein as the “Securities”) as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the “Prospectus”) and one or more supplements to such Prospectus (each, a “Prospectus Supplement”), for issuance from time-to-time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities and Preferred Stock may be convertible or exchangeable into other securities of the Corporation, including Common Stock or Preferred Stock.

With respect to the Securities, it is our opinion that the Corporation has full power and authority under the laws of the State of Delaware, the State of its incorporation, and under its Certificate of Incorporation, as amended, to issue and sell the Securities.

Subject to the limitations and other qualifications set forth below:

1. With respect to any Debt Securities to be issued under the Indenture, dated June 18, 2003, between the Company and HSBC Bank USA (the “Initial Indenture”), as supplemented by the First Supplemental Indenture, dated June 18, 2003, between the Company and HSBC Bank USA (the “Supplemental Indenture”) (the Initial Indenture and the Supplemental Indenture being referred to herein as the “Indenture”), it is our opinion that the Indenture has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).

2. With respect to any Common Stock, assuming the (a) taking by the Corporation’s Board of Directors (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, and (b) due issuance and delivery of such Common Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is our opinion that such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, and (c) due issuance and delivery of such series of Preferred Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is our opinion that such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to any Depositary Shares, assuming (a) a deposit agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company to be selected by the Corporation, as depositary (the “Deposit Agreement”), (b) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock to be issued in connection therewith, (c) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, (d) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (e) due issuance and delivery of such series of Preferred Stock, upon payment of the consideration therefor (in an amount at least equal to the par value thereof) provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (f) Receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, it is our opinion that such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).

5. With respect to the Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock, it is our opinion that, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of Debt Securities or Preferred Stock convertible into Common Stock or Preferred Stock, as the case may be, and the Corporation has taken all necessary action to approve the issuance of such Common Stock or Preferred Stock upon conversion of the Debt Securities or Preferred Stock, as the case may be, the terms of the offering thereof and related matters, (b) if applicable, due filing has been made with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, and (c) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, it is our opinion that such Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

6. With respect to any Warrants, assuming a warrant agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company, as warrant agent (the “Warrant Agreement”), it is our opinion that the Warrants, as provided in the Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Warrant Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).

7. With respect to any Units, assuming a unit agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company, as unit agent (the “Unit Agreement”), it is our opinion that any Common Stock, Preferred Stock, Depositary Shares, and Warrants (such securities, including any Common Stock and Preferred Stock issued on conversion of other securities, the “Unit Securities”) , when duly authorized, executed and authenticated, issued and paid for, will, in the case of Common Stock and Preferred Stock, be duly and validly issued, fully paid and non-assessable, and in the case of other Unit Securities, be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Unit Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (whether considered in a proceeding in equity or at law).

We hereby consent to the use of the foregoing opinion as Exhibit 5.1 of the Registration Statement filed with the Commission under the Act with respect to the Securities.

Very truly yours,

LEONARD, STREET AND DEINARD
Professional Association

By /s/ Stephen M. Quinlivan
     Stephen M. Quinlivan